Exhibit 99.1

China Jo-Jo Drugstores Announces Fiscal Third Quarter 2009 Results

HANGZHOU, China--(BUSINESS WIRE)--February 8, 2010--China Jo-Jo Drugstores, Inc. (OTCBB:CJJD) ("Jo-Jo Drugstores" or the "Company"), which operates a retail pharmacy chain in the People’s Republic of China, today announced its financial results for its fiscal third quarter ended December 31, 2009.

Fiscal Third Quarter 2009 Highlights

--	Revenues increased 29.1% period-over-period to $14.9 million
--	Gross profit increased 43.4% period-over-period to $4.8 million
--	Income from operations increased by 25.2% period-over-period to $3.4 million

“Our revenue increase in the fiscal third quarter ended December 31, 2009 was largely attributable to operating more stores and increasing overall same store sales,” stated Mr. Lei Liu, Chairman and Chief Executive Officer of Jo-Jo Drugstores. “Throughout the quarter, we continued to execute on our goal of providing our customers with quality name brand products at the lowest overall prices and offering physician consultations at all of our locations. Our focus is our customer’s overall health.”

For the Three Months Ended December 31, 2009 and 2008

Gross profit for the fiscal third quarter was $4.8 million, up 43.4% from the third quarter of 2008. Gross margin for the quarter was 31.9%, compared with 28.8% in the comparable 2008 period. Gross margin grew mainly as a result of increased sales.

Total operating expenses for the third fiscal quarter of 2009 were $1.4 million, compared with $0.6 million in the prior period. Selling expenses totaled $0.9 million, or 6.1% of revenues, for the third quarter of 2009 as compared to $0.5 million, or 4.2% of revenues, in the comparable period a year ago. The increase is a result of operating additional stores and increasing promotional activities.

General and administrative expenses increased to $0.4 million, or 3.0% of revenues, in the third quarter of 2009, compared with $0.1 million, or 1.0% of revenues, in the same period of 2008. The increase is primarily a result of operating additional stores during the three months ended December 31, 2009.

Income from operations increased to $3.4 million for the third fiscal quarter of 2009, or 22.9% of revenues, from $2.7 million, or 23.6% of revenues for the same quarter in 2008.

As of December 31, 2009, the Company had approximately $1.6 million in cash and restricted cash, current assets of $17.9 million and total liabilities of $8.3 million.

Conference Call

The Company will host a conference call to discuss these results on Wednesday, February 10, 2010, at 8:00 a.m. Eastern time. To participate in the conference call, please dial 1-877-485-3104 from the US. Participants dialing in from China can access the call by dialing 1-201-689-8579. Investors may also access a live audio webcast of this conference call under the Investors Relations section of the Company's website at http://www.chinajojodrugstores.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call. The webcast replay will remain available for three months. An audio replay will be made available until February 17, 2010. The audio replay can be accessed by dialing 1-877-660-6853 or 1-201-612-7415 and entering pass-code 337823.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in China offering both western and traditional Chinese medicine. The chain currently has 22 stores throughout Hangzhou, the provincial capital of the Zhejiang Province.

Forward-looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

CHINA JO-JO DRUGSTORES, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS KERRISDALE MINING CORPORATION)

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND MARCH 31, 2009

	December 31,	March 31,
	2009	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$1,226,929	$996,302
Restricted cash	362,349	-
Accounts receivable, trade	1,922,664	1,265,110
Inventories	3,527,071	2,793,101
Other receivables	364,574	67,079
Other receivables - related parties	-	2,432
Advances to suppliers	6,813,318	5,485,113
Advances to supplier - related parties	2,190,826	1,797,104
Other current assets	1,455,707	564,379
Total current assets	17,863,438	12,970,620

EQUIPMENT, net	911,001	979,432

OTHER ASSETS:
Long term deposit	2,326,829	2,015,149

Total assets	$21,101,268	$15,965,201

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$1,467,000	$1,465,000
Notes payable	720,816	-
Accounts payable, trade	3,217,895	5,939,237
Other payables	1,158,763	404,731
Other payables - related parties	333,029	326,715
Taxes payable	1,125,652	811,316
Accrued liabilities	248,481	360,655
Total liabilities	8,271,636	9,307,654

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock; $0.001 par value; 75,000,000 shares authorized; 20,000,000 and 15,800,000 shares issued and outstanding as of September 30, 2009 and March 31, 2009, respectively	20,000	15,800
Paid-in capital	867,884	661,800
Statutory reserves	1,309,109	1,309,109
Retained earnings	10,982,385	5,033,275
Accumulated other comprehensive loss	(349,746)	(362,437)
Total shareholders' equity	12,829,632	6,657,547

Total liabilities and shareholders' equity	$21,101,268	$15,965,201

CHINA JO-JO DRUGSTORES, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS KERRISDALE MINING CORPORATION)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THREE AND NINE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(Unaudited)

	Three months ended		Nine months ended
	December 31,		December 31,
	2009	2008	2009	2008
REVENUES	$14,923,706	$11,562,762	$38,863,743	$33,096,321

COST OF GOODS SOLD	10,156,871	8,238,078	27,574,136	24,139,585

GROSS PROFIT	4,766,835	3,324,684	11,289,607	8,956,736

SELLING EXPENSES	912,312	487,395	1,986,471	1,280,838
GENERAL & ADMINISTRATIVE EXPENSES	441,861	111,386	1,372,205	614,987
OPERATING EXPENSES	1,354,173	598,781	3,358,676	1,895,825

INCOME FROM OPERATIONS	3,412,662	2,725,903	7,930,931	7,060,911

OTHER INCOME (EXPENSE), NET	31,557	6,448	41,800	(9,190)

INCOME BEFORE INCOME TAXES	3,444,219	2,732,351	7,972,731	7,051,721

PROVISION FOR INCOME TAXES	797,866	736,828	2,023,621	1,738,462

NET INCOME	2,646,353	1,995,523	5,949,110	5,313,259

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	1,520	(5,042)	12,651	32,730

COMPREHENSIVE INCOME (LOSS)	$2,647,873	$1,990,481	$5,961,801	$5,345,989

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	20,000,000	15,800,000	17,409,489	15,800,000

BASIC AND DILUTED EARNING PER SHARE	$0.13	$0.13	$0.34	$0.34

CONTACT:
China Jo-Jo Drugstores, Inc.
Bennet P. Tchaikovsky, 310-849-2672
Chief Financial Officer
bennet@jojodrugstores.com
or
Investor Relations
Capital Group Communications, Inc.
415-332-7200
415-332-7201
Website: http://www.capitalgc.com/